Exhibit (h)(1)(xiii)

AMENDMENT NO. 12

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 12 to the Mutual Funds Service Agreement dated as of September 1, 2014 between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Funds Management Group, LLC a Delaware limited liability company (“FMG LLC” or “Administrator”) (“Amendment No. 12”).

WHEREAS, FMG LLC and the Trust desire to modify the fees paid with respect to the Single Advised, Allocation, ATM and Hybrid Portfolios.

NOW, THEREFORE, the Trust and FMG LLC agree to modify the Mutual Funds Service Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1.	Name Change. The name of EQ/Montag & Caldwell Growth Portfolio is changed to AXA/Loomis Sayles Growth Portfolio.

2.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh Brian Walsh Chief Financial Officer and Treasurer	By:	/s/ Steven M. Joenk Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 12

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

The greater of $30,000 per Portfolio or 0.12% of the first $3 billion; 0.11% of the next $3 billion; 0.105% of the next $4 billion; 0.10% of the next $20 billion; 0.0975% of the next $10 billion; and 0.0950% thereafter based on aggregate average daily net assets of the Single-Advised Portfolios.

EQ/AllianceBernstein Short Duration Government Bond

AXA SmartBeta™ Equity

AXA/Loomis Sayles Growth Portfolio (formerly, EQ/Montag & Caldwell Growth Portfolio)

EQ/BlackRock Basic Value Equity

EQ/Boston Advisors Equity Income

EQ/Calvert Socially Responsible

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Energy ETF

EQ/Equity 500 Index

EQ/GAMCO Mergers and Acquisitions

EQ/GAMCO Small Company Value

EQ/International Equity Index

EQ/International ETF

EQ/Intermediate Government Bond

EQ/Invesco Comstock

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Low Volatility Global ETF

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Money Market

EQ/Morgan Stanley Mid Cap Growth

EQ/Oppenheimer Global

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

EQ/Wells Fargo Omega Growth

Hybrid Portfolios*

The greater of $32,500 per Portfolio or 0.15% of the average daily net assets of the Portfolios for the first $15 billion;

0.11% of the next $5 billion, and 0.10% thereafter (based on aggregate average daily net assets of the Hybrid Portfolios)

AXA Global Equity Managed Volatility

AXA/Franklin Balanced Managed Volatility

AXA/Horizon Small Cap Value

AXA/Mutual Large Cap Equity Managed Volatility

AXA/Franklin Small Cap Value Managed Volatility

AXA /Lord Abbett Micro Cap

AXA/Morgan Stanley Small Cap Growth

AXA/Pacific Global Small Cap Value

AXA/Templeton Global Equity Managed Volatility

EQ/AllianceBernstein Small Cap Growth

EQ/Emerging Markets Equity PLUS

EQ/Global Bond PLUS**

EQ/High Yield Bond

AXA International Core Managed Volatility

AXA International Value Managed Volatility

AXA Large Cap Core Managed Volatility

AXA Large Cap Growth Managed Volatility

AXA Large Cap Value Managed Volatility

AXA Mid Cap Value Managed Volatility

EQ/Convertible Securities

EQ/Natural Resources PLUS

EQ/Quality Bond PLUS**

EQ/Real Estate PLUS

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Technology

ATM Portfolios*

The greater of $32,500 per Portfolio or 0.15% of the average daily net assets of the Portfolios for the first $15 billion;

0.11% of the next $5 billion, and 0.10% thereafter (based on aggregate average daily net assets of the ATM Portfolios)

ATM International Managed Volatility ATM Large Cap Managed Volatility ATM Mid Cap Managed Volatility ATM Small Cap Managed Volatility	AXA 2000 Managed Volatility AXA 400 Managed Volatility AXA 500 Managed Volatility AXA International Managed Volatility EQ/AllianceBernstein Dynamic Wealth Strategies

Allocation Portfolios (Funds-of-Funds)*

The greater of $32,500 per Portfolio or 0.15% of the average daily net assets of the Portfolios for the first $20 billion;

0.125% of the next $5 billion, and 0.10% thereafter (based on aggregate average daily net assets of the Allocation Portfolios)

All Asset Moderate Growth-Alt 15

All Asset Growth-Alt 20

All Asset Aggressive-Alt 25

All Asset Aggressive-Alt 50

All Asset Aggressive-Alt 75

AXA Aggressive Strategy

AXA Balanced Strategy

AXA Ultra Conservative Strategy

AXA Conservative Strategy

AXA Conservative Growth Strategy

AXA Growth Strategy

AXA Moderate Growth Strategy

AXA/Franklin Templeton Allocation Managed Volatility

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.
**	Exchange-traded fund (ETF) allocated portion approved but not operational.